UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2019

AMBER ROAD, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36360	22-2590301
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of principal executive offices)

Registrant’s telephone number:  (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 8.01. Other Events.

On January 22, 2019, Amber Road, Inc. (the "Company") issued a press release confirming receipt of two director nominations from Altai Capital Management, L.P. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In addition, on January 21, 2019, current independent director Ralph Faison became a member of the Company’s Nominating and Corporate Governance Committee (“Committee”). The Committee consists of current independent director Barry M. V. Williams as Committee Chairperson and current independent directors Rudy Howard and Ralph Faison as Committee members.

Item 9.01. Financial Statements and Exhibits.

 (d)      Exhibits:

Exhibit No.	Description

99.1	Press release issued by Amber Road, Inc. on January 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 22, 2019

AMBER ROAD, INC.

		By:	/s/ Brad Holmstrom
Brad Holmstrom
General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Amber Road, Inc. on January 22, 2019